EXHIBIT 10(g)(1)

Amendment No. 1 to Restated
Richardson Electronics, Ltd.
Employee Stock Ownership Plan

     Richardson Electronics, Ltd., a Delaware corporation, hereby amends the Richardson Electronics, Ltd. Employees Stock Ownership Plan, as amended and restated on July 14, 1994, effective June 1, 1989, by deleting Section 6.1(b) thereof in its entirety and by substituting in its place the following, effective June 1, 1989, to-wit:

          (b) The Participants who shall be eligible to receive an allocation under this Section 6.1 with respect to a Plan Year shall be limited to: (1) Participants who are Employees on the last work day of the immediately preceding Plan Year (including Participants who incurred a Termination of Employment on such date) and who are credited with a Year of service for such Plan Year, (2) Participants who retired on or after their Normal Retirement Date during such immediately preceding Plan Year; and (3) Participants who terminated employment during such immediately preceding Plan Year due to death, Permanent Disability or involuntary termination of Employment (other than Termination of Employment for cause). Effective as to Plan Year ending on or after May 29, 1993, the preceding sentence shall read as follows:

          "The Participants who shall be eligible to receive an allocation under this Section 6.1 with respect to a Plan Year shall be limited to (1) Participants who are Employees on the last work day of such Plan Year (including Participants who incurred a Termination of Employment on such date) and who are credited with a Year of Service for such Plan Year, (2) Participants who retired on or after their Normal Retirement Date during such Plan Year, and (3) Participants who terminated employment during such Plan Year due to death, Permanent Disability or involuntary Termination of Employment (other than Termination of Employment for cause)."

     In Witness Whereof, the undersigned has caused this instrument to be executed as of this 12th day of July, 1995.

Richardson Electronics, Ltd.

By /s/ Edward J. Richardson
As Its Chairman and President